Exhibit 23.2


            CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxtor Corporation Fiscal 1992 Stock Option Plan of our report dated April 21, 1993, with respect to the consolidated financial statements and schedules of Maxtor Corporation included in its Annual Report (Form 10-K) for the year ended March 27, 1993, filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG


  San Jose, California
  February 10, 1994